Exhibit 10.67

FRAMEWORK AGREEMENT

dated

23 JUNE 2017

among

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

PETER KENNEDY GAIN

and

AJD HOLDINGS PROPRIETARY LIMITED

and

RICHMARK HOLDINGS PROPRIETARY LIMITED

and

DNI - 4PL CONTRACTS PROPRIETARY LIMITED

Baker & McKenzie
1 Commerce Square
39 Rivonia Road
Sandhurst, Sandton
Johannesburg
South Africa
www.bakermckenzie.com

FRAMEWORK AGREEMENT

This Agreement is dated 23 June 2017

among

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED;

PETER KENNEDY GAIN;

AJD HOLDINGS PROPRIETARY LIMITED;

RICHMARK HOLDINGS PROPRIETARY LIMITED; and

DNI - 4PL CONTRACTS PROPRIETARY LIMITED.

INTERPRETATION

In this Agreement clause headings are inserted for convenience only and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention,

1.1	an expression which denotes -

(a)	any gender includes the other gender;

(b)	a natural person includes a juristic person and vice versa; and

(c)	the singular includes the plural and vice versa;

1.2	the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings –

(a)

Additional Subscription Agreement - the subscription agreement headed "Additional Subscription Agreement" to be entered into between AJD Holdings, Richmark, the Company and Net 1, contemporaneously with this Agreement;

(b)	Additional Subscription Share - 1 class "A" ordinary share, to be issued by the Company to Net 1 in terms of the Additional Subscription Agreement;

(c)	Agreement - this framework agreement together with its annexures;

(d)	AJD Holdings - AJD Holdings Proprietary Limited, a private limited liability company duly incorporated in accordance with the laws of RSA with registration number 1975/004328/07;

(e)	BLT - Blue Label Telecoms Limited, a public limited liability company duly incorporated in accordance with the laws of RSA with registration number 2006/022679/06;

(f)

BLT Subscription Agreement – the agreement headed "Subscription Agreement" entered into between AJD Holdings, Gain, Richmark and BLT on or about 31 May 2017, in terms of with each of AJD Holdings, Gain and Richmark subscribes for shares in BLT;

(g)	Business Day - any day other than a Saturday, Sunday or official public holiday in the RSA;

(h)	CDH – Cliffe Dekker Hofmeyr Inc. of 1 Protea Place, Sandton;

(i)	Companies Act - the Companies Act, 71 of 2008, as amended from time to time;

(j)	Company - DNI - 4PL Contracts Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2005/040937/07;

(k)	Conditions Precedent - the conditions precedent in 4 below;

(l)	Due Diligence Investigation - the legal, financial and commercial due diligence investigation conducted by Net 1 in relation to the Company prior to the Signature Date;

(m)

DVD – a memory storage disk containing the written materials, documents and other content disclosed to Net 1 during the Due Diligence Investigation and which will be initialled by the duly authorised representatives of Net 1 and the Company for the purpose of identification prior to the Effective Date;

(n)

Effective Date - the effective date of the Transaction Agreements, being the later of: (i) the day of the fulfilment or waiver (as the case may be) of the last of the Conditions Precedent; or (ii) the effective date of the BLT Subscription Agreement;

(o)	Gain - Peter Kennedy Gain, identity number xxx;

(p)

Gain Sale of Shares Agreement - the agreement headed "Sale of Shares Agreement" to be entered into between Gain, AJD Holdings and Richmark, contemporaneously with this Agreement, in terms of which Gain will sell 25 of the issued ordinary shares in the Company held by him, to AJD Holdings and Richmark, as follows:

AJD Holdings - 7 ordinary shares, constituting 5.6% of the issued ordinary shares in the Company;

Richmark - 18 ordinary shares, constituting 14.4% of the issued ordinary shares in the Company;

(q)	Gain Sale Shares – 25 ordinary shares in the Company held by Gain;

(r)	Issue Date – the later to occur of the following dates:

(i)	the Effective Date; and

(ii)	the 1st (first) Business Day after the date on which the New MOI has been filed at the Companies and Intellectual Property Commission in the manner and form prescribed in the Companies Act;

(s)	Measurement Period - the period commencing on 1 July 2017 and ending 30 June 2019;

(t)	Net 1 - Net 1 Applied Technologies South Africa Proprietary Limited, a private limited liability company duly incorporated in accordance with the laws of RSA with registration number 2002/031446/07;

(u)	New MOI - shall bear the meaning ascribed thereto in 4.1(a)(v);

(v)	Participation Percentage – expressed as percentage, each of the Shareholders:

voting rights in the Company;

right to participate in distributions made by the Company; and

right to receive the net assets of the Company upon its liquidation;

(w)

Parties - collectively, the Company, AJD Holdings, Gain, Richmark and Net 1, and where the context so indicates or requires, includes the Company, and "Party" shall mean any one of the Parties as the context may indicate;

(x)	Proposed Transaction - shall bear the meaning ascribed thereto in 2.2;

(y)	Richmark - Richmark Holdings Proprietary Limited, a limited liability private company duly incorporated in accordance with the laws of RSA with registration number 2000/013818/07;

(z)	RSA – the Republic of South Africa;

(aa)	Shareholders – the shareholders of the Company, as at the Effective Date, being AJD Holdings, Richmark and Net 1;

(bb)

Shareholders' Agreement - the agreement headed "Shareholders Agreement" to be entered into between Net 1, AJD Holdings and Richmark, in relation to and including as a party, the Company, contemporaneously with this Agreement;

(cc)	Signature Date - the date of signature of this Agreement by the last signing Party;

(dd)	Subscription Agreement - the subscription agreement headed "Subscription Agreement" to be entered into between Net 1, AJD Holdings, Richmark and the Company, contemporaneously with this Agreement;

(ee)	Subscription Price - means ZAR 944,999,979 being the subscription price payable by Net 1 to the Company for the Net 1 Subscription Shares;

(ff)	Subscription Shares - 44,999,999 class "A" ordinary shares, to be issued by the Company to Net 1 in terms of the Subscription Agreement;

(gg)	Transaction Agreements - as defined in clause 0 below; and

(hh)	ZAR – South African Rand, being the legal currency of the RSA;

1.3	any reference to any legislation is to such legislation as at the Signature Date and as amended or re-enacted from time to time;

1.4

if any provision in a definition is a substantive provision conferring any right or imposing any obligation on any Party, then notwithstanding that it is only in the interpretation clause effect shall be given to it as if it were a substantive provision in this Agreement;

1.5

when any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6	unless any annexure provides otherwise, any annexure to this Agreement shall be deemed to be incorporated in and form part of this Agreement;

1.7	any reference to days (other than a reference to Business Days) months or years shall be a reference to calendar days, months or years, as the case may be;

1.8

the use of the words "including", "includes" and "include" followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the rule of interpretation to the contrary shall not be applied in the interpretation of such general wording or such specific example/s;

1.9

where any term is defined within the context of any particular clause in this Agreement, the terms so defined, unless it is clear from the clause in question that the term has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10

the terms of this Agreement having been negotiated, the rule of interpretation to the effect that the Agreement shall be interpreted against the party responsible for its drafting shall not be applied in the interpretation of this Agreement; and

1.11

the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they shall operate after such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

IMPLEMENTATION STEPS

2.1	As at the Signature Date, the issued shares in the Company are held as follows:

(a)	AJD Holdings - 25 ordinary shares, which entitles AJD Holdings to a Participation Percentage of 20% in the Company;

(b)	Gain - 25 ordinary shares, which entitles Gain to a Participation Percentage of 20% of the issued shares in the Company; and

(c)	Richmark - 75 ordinary shares, which entitles Richmark to a Participation Percentage of 60% in the Company,

(herein after collectively referred to as the Existing Shareholders).

2.2

The Parties wish to implement the following transaction as one indivisible transaction in the following sequence, on the Effective Date (save for Step 4, which will not be implemented on the Effective Date), provided that if the New MOI is not filed at the Companies and Intellectual Property Commission in the manner and form prescribed in the Companies Act by the Effective Date, then Net 1 shall subscribe for the Subscription Shares on the Effective Date and the Company shall issue the Subscription Shares to Net 1 on the Issue Date:

(a)	Step 1: Gain Sale of Shares Agreement

(i)	Gain will sell the Gain Sale Shares to AJD Holdings and Richmark in accordance with the Gain Sale of Shares Agreement.

(ii)	The sale of the Gain Sale Shares will have been implemented upon –

(A)

the creation of a loan account, in favour of Gain, in each of the books of account of AJD Holdings and Richmark, for amounts equal to their respective portions of the applicable purchase price under the Gain Sale of Shares Agreement; and

(B)	Gain having delivered to each of AJD Holdings and Richmark, in the applicable proportions:

(1)	the original share certificates in respect of the Gain Sale Shares; and

(2)	a copy of the securities register of the Company reflecting AJD Holdings and Richmark as the holders of the Gain Sale Shares, in the applicable proportions.

(iii)	Immediately following the implementation of the Gain Sale of Shares Agreement, the issued ordinary shares in the Company will be held as follows:

(A)	AJD Holdings - 32 ordinary shares, which will entitle AJD Holdings to a Participation Percentage of 25.6% in the Company; and

(B)	Richmark - 93 shares, which will entitle Richmark to a Participation Percentage of 74.4% in the Company.

(b)	Step 2: Net 1 subscribes for the Subscription Shares:

(i)

Immediately following the implementation of the Gain Sale of Shares Agreement, Net 1 will subscribe for the Subscription Shares at the Subscription Price on the Effective Date in accordance with the Subscription Agreement.

(ii)	The subscription by Net 1 for the Subscription Shares will have been implemented upon –

(A)	Net 1 having delivered proof of payment of the Subscription Price to the Company on the Effective Date; and

(B)	the Company having delivered the following to Net 1 on the Issue Date -

(1)	the original share certificates in respect of the Subscription Shares; and

(2)	a copy of the securities register of the Company reflecting Net 1 as the holder of the Subscription Shares.

(c)	Step 3: The distribution of the Subscription Price to AJD Holdings and Richmark:

(i)	Immediately following the payment of the Subscription Price as contemplated in step 2 above, the Company shall distribute ZAR 944,999,979 to AJD Holdings and Richmark as follows:

(A)	ZAR 241,919,994.62 to AJD Holdings; and

(B)	ZAR 703,079,984.37 to Richmark.

(ii)

AJD Holdings and Richmark shall use the proceeds received in terms of the distribution in 2.2(c)(i) above to pay to Gain ZAR 265,000,000, as an upfront payment, in terms of clause 5.1(a) of the Gain Sale of Shares Agreement.

(d)	Step 4: Additional Subscription

On the termination of the Measurement Period (or such earlier date as may be provided for in the Shareholders’ Agreement) Net 1 will subscribe for the Additional Subscription Share, in accordance with the Additional Subscription Agreement.

2.3	On the Issue Date after and upon the implementation of Step 1 to Step 3, the issued shares in the Company will be held as follows:

(a)	AJD Holdings - 32 ordinary shares, which will entitle AJD Holdings to a Participation Percentage of 14.08%;

(b)	Richmark - 93 ordinary shares, which will entitle Richmark to a Participation Percentage of 40.92%; and

(c)	Net 1 – 44,999,999 class "A" ordinary shares, which will entitle Net 1 to a Participation Percentage of 45%.

2.4	The implementation of Steps 1 to 3 above and the conclusion of the Shareholders' Agreement, shall herein after be referred to as the as the Initial Transaction.

2.5	The implementation of Steps 1 to 4 above and the conclusion of the Shareholders' Agreement, shall herein after be referred to as the as the Proposed Transaction.

2.6	Accordingly, in implementing the Proposed Transaction, the Parties agree as set out herein.

TRANSACTION AGREEMENTS

To give effect to the Proposed Transaction in the steps provided for above, the following transaction agreements shall be entered into by the Parties:

3.1	Step 1 - the Gain Sale of Shares Agreement;

3.2	Step 2 - the Subscription Agreement;

3.3	Step 3 - the Additional Subscription Agreement;

3.4	the Shareholders' Agreement,

(collectively referred to as the Transaction Agreements).

4.	CONDITIONS PRECEDENT

4.1	This Agreement is subject to the fulfilment of the following conditions precedent, that on or before:

(a)	the Signature Date:

(i)

the Subscription Agreement has been entered into and such agreement has become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

(ii)

the Additional Subscription Agreement has been entered into and such agreement has become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

(iii)

the Shareholders Agreement has been entered into and such agreement has become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

(iv)

the Gain Sale of Shares Agreement has been entered into and such agreement has become unconditional in accordance with its terms (other than in respect of any condition which requires this Agreement to become unconditional);

(v)

a memorandum of incorporation in respect of the Company is in agreed form, as between the Parties, and has been initialled by the duly authorised representatives of the Parties for identification purposes ("New MOI");

(b)	5 Business Days following the Signature Date

(i)

the board of directors of the Company shall have delivered to Net 1, certified copies of written resolutions by its board of directors approving the Proposed Transaction, such resolutions having been approved prior to adoption, in substance and in form, by Net 1 in writing and acting reasonably, specifically to:

(A)

approve the issue of the Subscription Shares, including determining that the Subscription Price constitutes adequate consideration to the Company as contemplated in section 40 of the Companies Act, as required for fulfilment of step 2 above;

(B)

authorise the Company to distribute ZAR 944,999,979 to AJD Holdings and Richmark pursuant to clause 2.2(c) above in terms of section 46 of the Companies Act, as required for fulfilment of step 3 above; and

(C)

acknowledge that the board of the Company has applied the solvency and liquidity test, as set out in section 4 of the Companies Act, and reasonably concluded that the Company will satisfy the solvency and liquidity test immediately after completing the distribution of ZAR 944,999,979 to AJD Holdings and Richmark, as required for fulfilment of step 4 above.

(ii)	the board of directors of Net 1 shall have delivered to the Company, a certified copy of a written resolution by its board of directors approving the Proposed Transaction;

(iii)

the Company shall have delivered to Net 1 such resolutions by the Existing Shareholders as may be legally necessary to authorise the Proposed Transaction, such resolutions having been approved prior to adoption, in substance and in form, by Net 1 in writing and acting reasonably, and specifically to approve the issue of the Subscription Shares in terms of section 41(3) of the Companies Act by way of a special resolution, as required for fulfilment of step 2 above;

(iv)

the Company shall have delivered to Net 1 such resolutions by the Existing Shareholders as may be legally necessary to approve the adoption of the New MOI, such resolutions having been approved prior to adoption, in substance and in form, by Net 1 in writing and acting reasonably;

(v)

the Company has signed and delivered to CDH all documents necessary to enable CDH to file the New MOI on behalf of the Company, in the prescribed manner and form, with the Companies and Intellectual Property Commission;

(vi)

Net 1 has confirmed in writing to the Company that it is satisfied that the DVD does not contain any written material, document or other content which was not disclosed to Net 1 during the Due Diligence Investigation;

(vii)	the duly authorised representatives of Net 1 and the Company have initialled the DVD for identification purposes;

(c)	20 July 2017

to the extent necessary and applicable, Gain obtains the permission of the Financial Surveillance Department of the South African Reserve Bank, for the Parties to enter into and give effect to the Gain Sale of Shares Agreement;

(d)	30 September 2017

the BLT Subscription Agreement becomes effective and unconditional in accordance with its terms (save for any condition relating to this Agreement becoming unconditional in accordance with its terms)

4.2

The Parties shall, to the extent that it is within their control, use their respective commercial endeavours and shall cooperate in good faith to procure fulfilment of the conditions precedent as soon as is reasonably possible after the Signature Date.

4.3	The Conditions Precedent in 4.1(b)(i), 4.1(b)(ii), 4.1(b)(iii) and 4.1(c) are required by law and are therefore not capable of being waived.

4.4

The Conditions Precedent in 4.1(a)(i), 4.1(a)(ii), 4.1(a)(iii) 4.1(a)(iv), 4.1(a)(v), 4.1(b)(vi) and 4.1(b)(vii) 4.1(b)(iv), and 4.1(d) are expressed to be for the benefit of all Parties, who may, by giving written notice to that effect to the other Parties on or before the date of fulfilment thereof, waive such Condition Precedent or postpone the date for fulfilment thereof.

4.5	The Parties shall be entitled by written agreement to extend the date for fulfilment of the Conditions Precedent.

4.6	If the Conditions Precedent are not fulfilled on or before the date prescribed for fulfilment thereof in 4.1(a), 4.1(b), 4.1(c) or 4.1(d) then:

(a)	the Transaction Agreements shall be of no force or effect;

(b)	the Parties shall be restored as near as possible to the positions in which they would have been had this Agreement not been entered into; and

(c)	no Party shall have any claim against the others in terms of the Transaction Agreements.

5.	UNDERTAKING

5.1

The Parties shall do all such things, sign all such documents and take all such steps to procure that the New MOI has been filed at the Companies and Intellectual Property Commission in the manner and form prescribed in the Companies Act.

5.2

If any Party fails to act in accordance with clause 5.1, or in any manner exhibits any intention to not so act in accordance with clause 5.1 ("Recalcitrant Party"), then each of the other Parties is hereby irrevocably authorised by the Recalcitrant Party to, acting alone in each instance, do all such things, sign all such documents and take all such steps to procure that the New MOI has been filed at the Companies and Intellectual Property Commission in the manner and form prescribed in the Companies Act, in the Recalcitrant Party's place and stead.

6.	WAIVER OF PRE-EMPTIVE RIGHTS

Insofar as may be necessary, the Existing Shareholders hereby irrevocably and unconditionally waive:

6.1

any pre-emptive rights which they may have in terms of any shareholders agreement in force in respect of the Company as well as the memorandum of incorporation of the Company, the Companies Act or otherwise, to the sale of shares by Gain, in terms of the Gain Sale of Shares Agreement; and

6.2

any statutory pre-emptive rights they may have in terms of section 39 of the Companies Act or otherwise in terms of the memorandum of incorporation of the Company, any shareholders agreement in force in respect of the Company or otherwise, insofar as the subscription for, and allotment and issue of, the Subscription Shares and the Additional Subscription Share, as contemplated in the Subscription Agreement and Additional Subscription Agreement, respectively, are concerned.

GENERAL WARRANTIES

7.1	Each of the Parties hereby warrants to and in favour of the others that:

(a)	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement and, to the extent applicable, the Transaction Agreements;

(b)	it has the legal, operational and financial capacity to fulfil its obligations in terms of this Agreement and, ultimately, the Transaction Agreements;

(c)	this Agreement and the Transaction Agreements constitute agreements valid and binding on it and enforceable against it in accordance with its terms; and

(d)	the execution of this Agreement and the Transaction Agreements and the performance of its obligations in terms thereof does not and shall not –

(i) contravene any law or regulation to which that Party is subject;

(ii) contravene any provision of that Party's constitutional documents; or

(iii) conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

7.2	Each of the representations and warranties given by the Parties in terms of clause 7.1, shall –

(a)	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement and the Transaction Agreements;

(b)	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

(c)	prime facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement and the Transaction Agreements.

COOPERATION

The Parties undertake, to the extent that it is within their control, at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be available to them and necessary for or incidental to the putting into effect or maintenance of the terms, objectives and/or import of this Agreement and the Transaction Agreements.

CONFIDENTIALITY

Notwithstanding the cancellation or termination of this Agreement or any of the Transaction Agreements, no Party (Receiving Party) shall, at any time after the conclusion of this Agreement and the Transaction Agreements, disclose to any person or use in any manner whatever any information which may be proprietary and/or confidential information belonging to any of the other Parties (Confidential Information), or the existence and contents of this Agreement or the Transaction Agreements; provided that:

9.1

any Party may disclose the existence and contents of this Agreement and the Transaction Agreements to the extent required by any rules of any stock exchange by which that Party is bound; provided further that no such disclosure shall be made unless the other Party has first given its written approval for the form thereof, which approval may not be withheld unreasonably;

9.2	the Receiving Party may disclose another Party's Confidential Information and the existence and contents of this Agreement or the Transaction Agreements:

(a)	to the extent required by law (other than in terms of a contractual obligation of the Receiving Party);

(b)

to, and permit the use thereof by, its employees, representatives and professional advisers to the extent strictly necessary for the purpose of implementing or enforcing this Agreement or the Transaction Agreements or obtaining professional advice or conducting its business, it being specifically agreed that any disclosure or use by any such employee, representative or adviser of such confidential or other information for any other purpose shall constitute a breach of this 0 by the Receiving Party; and

9.3	the provisions of this 0 shall cease to apply to any Confidential Information of a Party which:

(a)	is or becomes generally available to the public other than as a result of a breach by the Receiving Party of its obligations in terms of this 0;

(b)	is also received by the Receiving Party from a Third Party who did not acquire such Confidential Information subject to any duty of confidentiality in favour of another Party; or

(c)	was known to the Receiving Party prior to receiving it from another Party.

CONFLICT

To the extent that the provisions of this Agreement are inconsistent with the provisions of any of the Transaction Agreements, this Agreement shall, to the extent of any such inconsistency take precedence over the Transaction Agreements. If however, the provisions of the Transaction Agreements merely supplement, but are not inconsistent with this Agreement, then those supplementary provisions of the Transaction Agreements shall be given effect to by the Parties.

DOMICILIUM AND NOTICES

11.1

The Parties choose domicilium citandi et executandi (Domicilium) for all purposes relating to this Agreement and the Transaction Agreements, including the giving of any notice or the serving of any process, as follows:

(a)	Net 1

Physical:	6th Floor President Place

Corner of Jan Smuts Avenue & Bolton Road

Rosebank

2121

E-mail:	hermank@net1.com

Marked for the attention of:	Chief Executive Officer

(b)	the Company:

Physical:

23/25 Commerce Crescent,

Kramerville, 2031

E-mail:	andrew@richmark.co.za

Marked for the attention of:	Andrew Dunn

(c)	Gain:

Physical:	22 Ilchester Place

London, W14 8AA

United Kingdom

E-mail:	petergain@me.com

Marked for the attention of:	Peter Gain

(d)	AJD Holdings

Physical:	5th Floor, Capital Hill

6 Benmore Road,

Sandton, 2196.

E-mail:	andrew@richmark.co.za

Marked for the attention of:	Andrew Dunn

(e)	Richmark

Physical:	5th Floor, Capital Hill

6 Benmore Road,

Sandton, 2196.

E-mail:	andrew@richmark.co.za

Marked for the attention of:	Andrew Dunn

11.2	Any Party shall be entitled from time to time, by giving written notice to the others, to vary its physical Domicilium to any other physical address within the RSA.

11.3

Any notice given or payment made by a Party to another (Addressee) which is delivered by hand between the hours of 09:00 and 17:00 on any Business Day to the Addressee's physical Domicilium for the time being shall be deemed to have been received by the Addressee(s) at the time of delivery.

11.4

Any notice given by any Party to the others which is successfully transmitted by e-mail to the Addressee's e-mail Domicilium for the time being shall be deemed (unless the contrary is proved by the Addressee) to have been received by the Addressee on the day immediately succeeding the date of successful transmission thereof.

11.5	This 0 shall not operate so as to invalidate the giving or receipt of any written notice, which is actually received by the Addressees other than by a method referred to in 11.1.

11.6	Any notice in terms of or in connection with this Agreement or the Transaction Agreements shall be valid and effective only if in writing and if received or deemed to be received by the Addressee(s).

BREACH

12.1

Should any Party (the Defaulting Party) breach any of its obligations in terms hereof (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) or in terms of the Transaction Agreements, and fail to remedy such breach within 21 (twenty one) days of receipt of written notice requiring it to do so, then any other Party (the Aggrieved Party) shall be entitled without notice, in addition to any other remedy available to it at law, under this Agreement or the Transaction Agreements, including obtaining an interdict, to cancel this Agreement or the Transaction Agreements or to claim specific performance of any obligation then due, in either event without prejudice to the Aggrieved Party's right to claim damages, provided that notwithstanding anything to the contrary contained in this Agreement or the Transaction Agreements and subject to 12.2 below, no Party shall be entitled to cancel or terminate this Agreement or the Transaction Agreements unless the breach is a breach of a material term of this Agreement or the Transaction Agreements.

12.2

Notwithstanding the aforegoing, after implementation of the Initial Transaction on the Effective Date (save for the issue of the Subscription Shares which will be implemented on the Issue Date) and in accordance with the terms of this Agreement and the Transaction Agreements (save for the Additional Subscription Agreement, which will not be implemented on the Effective Date), no Party will have the right to cancel this Agreement or the Transaction Agreements as a result of breach thereof, save for Net 1's right to terminate the Subscription Agreement in accordance with clause 10 thereof, and a Party's recourse shall be limited to specific performance and/or a claim for damages.

12.3

All costs, charges and expenses of whatsoever nature which may be incurred by any Party in enforcing its rights in terms hereof including, without limitation, legal costs on the scale as between attorney and own client and collection commission, irrespective of whether any action has been instituted shall be recoverable from the Party against which such rights are successfully enforced.

ARBITRATION

13.1

Any disputes arising from or in connection with this Agreement or the Transaction Agreements shall, if so required by any Party by giving written notice to that effect to the other parties, finally be resolved in accordance with the rules of the Arbitration Foundation of Southern Africa (AFSA) by an arbitrator or arbitrators appointed by AFSA, which arbitrator's findings shall, save for manifest error, be final and binding on the parties and may be made an order of court. There shall be a right of appeal as provided for in article 22 of the aforesaid rules.

13.2	Each Party -

(a)	expressly consents to any arbitration in terms of the aforesaid rules being conducted as a matter of urgency; and

(b)

irrevocably authorises the other parties to apply, on behalf of the Parties to such dispute, in writing, to the secretariat of AFSA in terms of article 23(1) of the aforesaid rules for any such arbitration to be conducted on an urgent basis.

13.3

Notwithstanding clauses 13.1 and 13.2 any Party shall be entitled to approach a competent court for urgent interim relief, subject to any final orders, determinations and/or awards being made by the arbitrator as provided for in this clause 0.

13.4	Any costs orders made by the arbitrator or the court shall be permitted to be made on an attorney and client scale.

GENERAL

14.1	This Agreement, its annexures, and the Transaction Agreements attached hereto constitute the sole record of the agreement between the Parties in relation to the Proposed Transaction.

14.2	No Party shall be bound by any representation, warranty, promise or the like not recorded in this Agreement or the Transaction Agreements.

14.3	No addition to, variation, or agreed cancellation of this Agreement or any of the Transaction Agreements shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

14.4	This Agreement and the Transaction Agreements shall be interpreted and governed in all respects by the laws of the RSA.

14.5	The signature by any Party of a counterpart of this Agreement or the Transaction Agreements shall be as effective as if that Party had signed the same document as all of the other Parties.

14.6

No Party shall be entitled to cede any of its rights or delegate any of its obligations in terms of any of this Agreement or the Transaction Agreements without the prior written consent of the other Parties.

COSTS

Each Party shall bear its own costs of and incidental to the negotiation, preparation and drawing of this Agreement and the Transaction Agreements contemplated herein as well as all legal and secretarial work pertaining to the implementation of this Agreement and the Transaction Agreements and the fulfilment of the conditions precedent contained in this Agreement and the Transaction Agreements.

SIGNATURE

16.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

16.2

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

Signed at Rosebank on 23 June 2017

Net 1 Applied Technologies South Africa
Proprietary Limited

/s/ Herman Kotzé

who warrants that he is duly
authorised hereto

Name: Herman Kotzé
Capacity: Director

Signed at Sandton on 23 June 2017

DNI - 4PL Contracts Proprietary Limited

/s/ A.J. Dunn

who warrants that he is duly
authorised hereto

Name: A.J. Dunn
Capacity: CEO

Signed at London on 23 June 2017

Peter Kennedy Gain

/s/ Peter Kennedy Gain

Signed at Sandton on 23 June 2017

AJD Holdings Proprietary Limited

/s/ A.J. Dunn
who warrants that he is duly
authorised hereto

Name: A.J. Dunn
Capacity: Director

Signed at Sandton on 23 June 2017

Richmark Holdings Proprietary Limited

/s/ A.J. Dunn
who warrants that he is duly
authorised hereto

Name: A.J. Dunn
Capacity: CEO